UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2020

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street

Bellevue, Washington

(Address of principal executive offices)

98006-1350

(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on July 26, 2019, T-Mobile US, Inc. (“T-Mobile”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Sprint Corporation (“Sprint”) and DISH Network Corporation (“DISH”). Pursuant to the terms and conditions of the Asset Purchase Agreement, DISH will acquire Sprint’s prepaid wireless business, which was historically operated by Sprint under the Boost Mobile, Virgin Mobile and Sprint prepaid brands, including customer accounts, inventory, contracts, intellectual property and certain other specified assets (but excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Telecommunications Company and Swiftel Communications, Inc.), and assume certain related liabilities (collectively, the “Prepaid Business Sale”).

On June 17, 2020, the Department of Justice (the “DOJ”) determined that T-Mobile has complied with the requirement in the final judgment entered by a federal district court in Washington, D.C. on April 1, 2020 (the “Final Judgment”) to provide DISH the ability to cross-provision any new or existing customer of the prepaid business with a compatible handset onto the T-Mobile network. As a result, we believe all conditions to closing under the Asset Purchase Agreement (other than those conditions that can only be satisfied at closing) have been satisfied and, subject to the satisfaction of the conditions that must be satisfied at closing, the closing of the Prepaid Business Sale will occur on July 1, 2020.

In connection with the DOJ determination, on June 17, 2020, T-Mobile, Sprint and DISH entered into the First Amendment to the Asset Purchase Agreement (the “First Amendment”). Pursuant to the First Amendment, T-Mobile, Sprint and DISH agreed to proceed with the closing of the Prepaid Business Sale (the “Closing”) in accordance with the Asset Purchase Agreement on July 1, 2020, subject to the terms and conditions of the Asset Purchase Agreement and the terms and conditions of the Final Judgment. The parties have also agreed to amend the definition of the “Termination Date” in the Asset Purchase Agreement so that either party may terminate the Asset Purchase Agreement if the Closing has not occurred before the end of the day on July 1, 2020 (from June 30, 2020), subject to other terms and conditions provided under the Asset Purchase Agreement. All the other terms and conditions in the Asset Purchase Agreement remain unchanged. A copy of the First Amendment is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	First Amendment to the Asset Purchase Agreement

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020	T-MOBILE US, INC.

	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer